EXHIBIT 4.U

INCREMENTAL AMENDMENT NO. 1, dated as of October 16, 2014 (this “Incremental Amendment No. 1”), among CROWN AMERICAS LLC, a Pennsylvania limited liability company, (“U.S. Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Term A Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Agent”), and the undersigned Additional Term A Lenders (as defined below), to that certain Credit Agreement, dated as of December 19, 2013, as amended by that certain First Amendment to Credit Agreement, dated as of September 17, 2014 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.
WHEREAS, the U.S. Borrower has hereby notified the Agent that it is requesting Additional Term A Loans pursuant to Section 2.9(a) of the Credit Agreement;

WHEREAS, pursuant to Section 2.9 of the Credit Agreement, the U.S. Borrower
may establish an Additional Facility (the “Additional Term A Facility”); and the lenders thereunder, the “Additional Term A Lenders”) to provide Additional Term A Loans by, among other things, entering into one or more amendments pursuant to the terms and conditions of the Credit Agreement with each Additional Term A Lender agreeing to provide such Additional Term A Loans;

WHEREAS, the Borrower has requested the borrowing of $75,000,000 of Additional Term A Loans (the “Increase”), together with the proceeds from an Additional Term B Facility, cash on hand and/or borrowings under the revolving facility under the Credit Agreement, solely to (i) pay the consideration for the Heineken Acquisition, (ii) refinance all of the existing indebtedness for borrowed money (the “Heineken Refinancing”) of the business acquired pursuant to the Heineken Acquisition Agreement (the “Acquired Business”) and (iii) pay costs and expenses related to the foregoing and the Additional Term A Loans (collectively, the “Heineken Transactions”); and
WHEREAS, each Additional Term A Lender has agreed to make the amount of Additional Term A Loans set forth opposite such Additional Term A Lender’s name in Schedule I on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Incremental Amendment No. 1. Subject to the terms and conditions set forth herein, each Additional Term A Lender agrees (i) that it shall be considered a Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to make Additional Term A Loans to the U.S. Borrower in an aggregate amount not to exceed the amount set forth opposite such Additional Term A Lender’s name in Schedule I. The Additional Term A Loans will be an increase in the Term A Loans outstanding prior to the date hereof (the “Existing Term A Loans”).  The terms and provisions (including, without limitation, as to interest, maturity, premiums and repayments) of the Additional Term A Loans shall be identical to the Existing Term A Loans and will constitute Term A Loans for all purposes under the Credit Agreement (including, without limitation, for purposes of the definition of “Scheduled Term Loan A Repayments” and the Additional Term A Loans shall be deemed to have been incurred as of the Closing Date for purposes of such definition). The aggregate amount of the Additional Term A Loans made under this Incremental Amendment No. 1 shall be $75,000,000. The Borrower shall use the proceeds of the Additional Term A Loans as set forth in the recitals to this Incremental Amendment No. 1.

Section 2.Representations and Warranties. Each Credit Party represents and warrants to the Additional Term A Lenders as of the date hereof that:

(a) (i) Each Credit Party has the right and power and is duly authorized to execute this Incremental Amendment No. 1 and to perform and observe the provisions of this Incremental Amendment No. 1, (ii) this Incremental Amendment No. 1 has been duly executed and delivered by each Credit Party and is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Credit Party of this Incremental Amendment No. 1, does not and will not (A) contravene the terms of any of such Credit Party’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the such Credit Party or its property is subject; or (C) violate any Law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(b)Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Incremental Term A Loan Amendment Effective Date and which remain in full force and effect on the Incremental Term A Loan Amendment Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Incremental Amendment No. 1.

Section 3.Conditions to Effectiveness.
(a)This Incremental Amendment No. 1 shall become effective on the date (such date, if any, the “Execution Date”) that the following conditions have been satisfied; provided that this Incremental Amendment No. 1 shall not become operative and the Additional Term A Lenders shall not be required to make Additional Term A Loans pursuant to this Incremental Amendment No. 1 until each of the conditions set forth in clause (b) below have been satisfied in accordance with their terms:

(i)Execution.  The Agent shall have received executed signature pages hereto from each Additional Term A Lender, the U.S. Borrower and each Credit Party.  Each Lender that submits an executed counterpart hereto acknowledges and agrees that in the absence of a change to the terms and conditions of this Amendment, in each case that is (x) materially adverse to the Lenders and (y) made after the submission of executed counterpart, such submission is irrevocable.

(b)This Incremental Amendment No. 1 shall become operative on, and the obligation of the Additional Term A Lenders to make Additional Term A Loans shall be subject to, the date (such date, if any, the “Incremental Term A Loan Amendment Effective Date”) on which each of the following conditions have been satisfied (provided that if such conditions are not satisfied on or prior to the earlier of (x) August 31, 2015, (y) the consummation of the Heineken Acquisition without the use of the Additional Term A Loans and (z) the time at which the Heineken Acquisition Agreement is terminated in accordance with its terms, this Incremental Amendment No. 1 shall terminate and no longer be in effect):

(i)Certain Documents. The Agent shall have received each of the following, each dated the Incremental Term A Loan Amendment Effective Date unless otherwise indicated or agreed to by the Agent and each in form and substance reasonably satisfactory to the Agent:
(1)a certificate of the secretary or assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or, if customary in the applicable jurisdiction, any director) of each Credit Party substantially in the form of Exhibit 5.1(e)(ii) to the Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in customary form and substance) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer or director, as applicable), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organic Documents of such Credit Party) and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party, referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organic Documents));

(2)A customary good standing certificate or certificate of status or comparable certificate of each Credit Party and the Acquired Business from the Secretary of State (or other governmental authority) of its state, territory or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable in such foreign jurisdiction;

(3)A solvency certificate substantially in the form of Exhibit 5.1(e)(iv) to the Credit Agreement, and signed by the chief financial officer of Crown Holdings confirming the solvency of Crown Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Heineken Transactions;

(4)A pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Crown Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Incremental Term A Loan Amendment Effective Date (or 90 days in case such four-fiscal quarter period is the end of the Crown Holdings’s fiscal year), prepared after giving effect to the Heineken Transactions as if the Heineken Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income);

(5)(a) audited consolidated balance sheets of the Crown Holdings and related statements of income, changes in equity and cash flows of the Crown Holdings for the three most recent fiscal years ended at least 90 days prior to the Incremental Term A Loan Amendment Effective Date, (b) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Crown Holdings for each subsequent fiscal quarter (other than the fourth fiscal quarter of the U.S. Borrower’s fiscal year) after the date of the most recent financial statements delivered pursuant to clause (a) above and ended at least 45 days before the Incremental Term A Loan Amendment Effective Date and (c) financial statements of the Acquired Business for the periods, and in form and substance, required to be delivered pursuant to the Heineken Acquisition Agreement (as in effect on the date hereof); provided that filing of the required financial statements on form 10-K and form 10-Q by the Crown Holdings will satisfy the foregoing requirements with respect to the Crown Holdings and its subsidiaries (other than Acquired Business);

(6)(i) a favorable opinion of Dechert LLP in form and substance satisfactory to the Agent and (ii) favorable opinions of local counsel to the Credit Parties in form and substance satisfactory to the Agent; and

(7)a certificate executed by a Responsible Officer of the U.S. Borrower, certifying satisfaction of the conditions precedent set forth in Sections 3(b)(ii)(1), (iii), (vii) and (viii).

(ii)Representations and Warranties. (1) The Specified Representations shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) on and as of the Incremental Term A Loan Amendment Effective Date. (2) The representations and warranties made by Heineken Sellers and their Subsidiaries in the Heineken Acquisition Agreement that are material to the interests of the Lenders shall be true and correct, but only to the extent that Crown Holdings has the right to terminate its obligations under the Heineken Acquisition Agreement, or decline to consummate such acquisition, as a result of a breach of such representations and warranties.

(iii)No Default. No Event of Default pursuant to Sections 10.1(a) and (i) shall exist, or would result from entering into this Incremental Amendment No. 1 and the related Additional Term A Loans or from the application of the proceeds therefrom.

(iv)Additional Term B Loans. The U.S. Borrower shall have received, or substantially simultaneously with the borrowing under the Additional Term A Facility shall receive, cash proceeds of at least $675,000,000 from the borrowing of Additional Term B Loans under the Credit Agreement.

(v)Fees and Expenses Paid. All fees required to be paid on the Incremental Term A Loan Amendment Effective Date pursuant to the Fee Letter, dated as of August 31, 2014, among Crown Holdings, the U.S. Borrower, the European Borrower and Citigroup Global Markets Inc., and reasonable out-of-pocket expenses required to be paid on the Incremental Term A Loan Amendment Effective Date pursuant to the Commitment Letter, dated as of August 31, 2014, among Crown Holdings, the U.S. Borrower, the European Borrower and Citigroup Global Markets Inc., to the extent invoiced at least three (3) Business Days prior to the Incremental Term A Loan Amendment Effective Date (except as otherwise reasonably agreed by the U.S. Borrower), shall, upon the borrowing under the Additional Term A Facility, have been paid (which amounts may be offset against the proceeds of the Additional Term A Facility).

(vi)Upfront Fees. Each Additional Term A Lender shall have received an upfront fee equal to 0.25% of the Additional Term A Loans funded by such Additional Term A Lender.  The Agent may net such upfront fees against the proceeds of the Additional Term A Loans to the Borrower.

(vii)Heineken Acquisition. The Heineken Acquisition shall have been consummated, or substantially simultaneously with the borrowing under the Additional Term A Facility, shall be consummated, in all material respects in accordance with the terms of the Heineken Acquisition Agreement without giving effect to any amendments, consents or waivers by Crown Holdings, the U.S. Borrower or European Borrower thereto that are material and adverse to the Additional Term A Lenders or the Lead Arrangers (as reasonably determined by the Lead Arrangers) without the prior consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned). For purposes of the foregoing condition, it is hereby understood and agreed that any increase or reduction in the purchase price in connection with the Heineken Acquisition Agreement shall not be deemed materially adverse to the interests of the Additional Term A Lenders.

(viii)No Material Adverse Effect. Since December 31, 2013 there has not occurred any Material Adverse Effect (as defined in the Heineken Acquisition Agreement).

(ix)Heineken Refinancing. The Heineken Refinancing shall have been consummated or substantially concurrently with the initial borrowings under the Additional Term A Facility, shall be consummated.

(x)USA Patriot Act. Each of the Additional Term A Lenders shall have received, at least five (5) days prior to the Incremental Term A Loan Amendment Effective Date (to the extent reasonably requested on a timely basis at least ten (10) days prior to the Incremental Term A Loan Amendment Effective Date), all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(xi)Notice of Borrowing. Prior to the making of the Additional Term A Loans on the Incremental Term A Loan Amendment Effective Date, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5 of the Credit Agreement.

Section 4.Post-Closing. To the extent not satisfied on the Incremental Term A Loan Amendment Effective Date and unless such requirement is waived or extended, in the reasonable discretion of the Agent, Crown Holdings shall, and shall cause each of its Subsidiaries to:

(a)    Subject to Section 7.14 of the Credit Agreement and within sixty (60) days after the Incremental Term A Loan Amendment Effective Date, execute and deliver all documents and instruments (in proper form for filing, if applicable) required to create and perfect the Agent’s security interest in the Collateral to be granted by the Acquired Business and its subsidiaries; and

(b)    Within ten (10) days after the Incremental Term A Loan Amendment Effective Date, execute and deliver a counterpart to the Non-U.S. Guarantee Agreement (or as required by local law, such local law equivalent document).

Section 5.Extension of Loan. The Additional Term A Lenders shall make the Increase available to the U.S. Borrower on the date specified therefor in the related Notice of Borrowing in accordance with instructions provided by the U.S. Borrower to (and reasonably acceptable to) the Agent.

Section 6.Expenses. Borrower agrees to reimburse the Agent for its and the Lead Arrangers’ (as defined below) reasonable out-of-pocket expenses incurred by them in connection with this Incremental Amendment No. 1, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agent.

Section 7.Counterparts. This Incremental Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Incremental Amendment No. 1 by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 8.Applicable Law. The validity, interpretation and enforcement of this Incremental Amendment No. 1 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 9.Headings. The headings of this Incremental Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.Effect of Incremental Amendment No. 1. Except as expressly set forth herein, this Incremental Amendment No. 1 shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Financing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Incremental Term A Loan Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Incremental Amendment No. 1 and the Credit Agreement shall be read together and construed as a single instrument. This Incremental Amendment No. 1 shall constitute a Loan Document.

Section 11.Acknowledgement and Affirmation. Each of the Borrowers, and each Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Incremental Amendment No. 1 its obligations under the Loan Documents (including guarantees and security agreements) executed by such Borrower and/or such Guarantor and (iii) after giving effect to this Incremental Amendment No. 1, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 12.Roles. It is agreed that each of Citigroup Global Markets Inc., Compass Bank, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC will act as joint lead arrangers and joint bookrunners for the Additional Term A Loans (collectively, the “Lead Arrangers”).

Section 13.Loss of FATCA Grandfathering. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the Execution Date, the U.S. Borrower and the Agent agree to treat (and the Lenders hereby authorize the Agent to treat) the Existing Term A Loans and the Additional Term A Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment No. 1 to be duly executed as of the date first above written.

CROWN AMERICAS LLC

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President and Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director Général Délégué

CROWN HOLDINGS, INC.

By: /s/ Thomas A. Kelly
Name: Thomas A. Kelly
Title: Senior Vice President & CFO

CROWN INTERNATIONAL HOLDINGS, INC.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President and Treasurer

CROWN CORK & SEAL COMPANY, INC.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President and Treasurer

Incremental Amendment No. 1

CROWN METAL PACKAGING CANADA LP by its
general partner, CROWN METAL PACKAGING CANADA INC.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President and Treasurer

Incremental Amendment No. 1

CROWN BEVERAGE PACKAGING LLC.
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.
CR USA, INC.
CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II
CROWN AMERICAS CAPITAL CORP. III
CROWN AMERICAS CAPITAL CORP. IV

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Authorized Signor

MIVISA (USA), INC.

By: /s/ Tomas Lopez
Name: Tomas Lopez
Title: Chairman

Incremental Amendment No. 1

CROWN AMERICAS LLC
889273 ONTARIO INC.
CROWN CANADIAN HOLDINGS ULC
CROWN METAL PACKAGING CANADA INC.
3079939 NOVA SCOTIA COMPANY/3079939
COMPAGNIE DE LA NOUVELLE ECOSSE

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President and Treasurer

CARNAUDMETALBOX OVERSEAS LTD.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN PACKAGING UK PLC

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN AEROSOLS UK LTD.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN CORK & SEAL FINANCE LIMITED

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

Incremental Amendment No. 1

CARNAUDMETALBOX ENGINEERING LIMITED

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN SPECIALITY PACKAGING UK LIMITED

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CARNAUDMETALBOX GROUP UK LTD.

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN UK HOLDINGS LIMITED

By: /s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN VERSCHLÜSSE DEUTSCHLAND GMBH

By: /s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN NAHRUNGSMITTELDOSEN
DEUTSCHLAND GMBH

By: /s/ Didier Sourisseau and John Beardsley
Name: Didier Sourisseau and John Beardsley
Title: Managing Directors

Incremental Amendment No. 1

CROWN NAHRUNGSMITTELDOSEN GMBH

By: /s/ Didier Sourisseau and John Beardsley
Name: Didier Sourisseau and John Beardsley
Title: Managing Directors

CROWN SPECIALITY PACKAGING DEUTSCHLAND GMBH

By: /s/ Didier Sourisseau and John Beardsley
Name: Didier Sourisseau and John Beardsley
Title: Managing Directors

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By: /s/ John Beardsley and Rolf Willke
Name: John Beardsley and Rolf Willke
Title: Managing Directors

CROWN ENVASES MEXICO, S.A. DE C.V.

By: /s/ Raymond L. McGowan, Jr.
Name: Raymond L. McGowan, Jr.
Title: Chairman and President

CROWN MEXICAN HOLDINGS S. DE R.L. DE C.V.

By: /s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President and Treasurer

CROWN VOGEL AG

By: /s/ David Harrison
Name: David Harrison
Title: President

Incremental Amendment No. 1

SOCIETE DE PARTICIPATIONS CARNAUDMETALBOX

By: /s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN BEVCAN FRANCE SAS

By: /s/ Paul Browett
Name: Paul Browett
Title: Directeur Général

CROWN EMBALLAGE FRANCE SAS

By: /s/ Paul Browett
Name: Paul Browett
Title: Directeur Général

CROWN DÉVELOPPEMENT

By: /s/ Paul Browett
Name: Paul Browett
Title: President

CROWN UK HOLDINGS LIMITED

By: /s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By: /s/ John Beardsley and Rolf Willke
Name: John Beardsley and Rolf Willke
Title: Managing Directors

Incremental Amendment No. 1

CROWN VERPAKKING NEDERLAND BV

By: /s/ John Beardsley
Name: John Beardsley
Title: President

CROWN PACKAGING EUROPE GMBH

By: /s/ John Beardsley
Name: John Beardsley
Title: Managing Officer

Incremental Amendment No. 1

ADULARIA INVERSIONES 2010, S.L. UNIPERSONAL

By: /s/ Lauren Watteaux
Name: Lauren Watteaux
Title: Sole Director

MIVISA ENVASES, S.A. UNIPERSONAL

By: /s/ Lauren Watteaux
Name: Lauren Watteaux
Title: Sole Director

CROWN PACKAGING LUX III S.A.R.L.

By: /s/ Paul Browett and Giuseppe Di Modica
Name: Paul Browett and Giuseppe Di Modica
Title: Managers A and B

Incremental Amendment No. 1

DEUTSCHE BANK AG NEW YORK BRANCH, as Agent

By: /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By: /s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

Incremental Amendment No. 1

TD BANK, N.A., as an Additional Term A Lender

By: /s/ Michael Dragonetti
Name: Michael Dragonetti
Title: Senior Vice President

Incremental Amendment No. 1

THE BANK OF NOVA SCOTIA, as an Additional Term A Lender

By: /s/ Michael Grad
Name: Michael Grad
Title: Director

Incremental Amendment No. 1

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as an Additional Term A Lender

By: /s/ Belinda Tucker
Name: Belinda Tucker
Title: Managing Director

Incremental Amendment No. 1

SCHEDULE I

ADDITIONAL TERM A LOAN ALLOCATIONS

Additional Term A Lender	Additional Term A Loans
TD Bank, N.A.	$25,000,000
The Bank of Nova Scotia	$25,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$25,000,000